UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

UNITED FINANCIAL MORTGAGE CORP.
(Exact Name of Registrant as Specified in Charter)

Illinois	1-14127	36-43440533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

815 Commerce Drive, Suite 100
Oak Brook, Illinois 60523
(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 571-7222

Item 1.01.	Entry into a Material Definitive Agreement.

On May 4, 2005, United Financial Mortgage Corp. (the “Company”) entered into a definitive Asset Purchase Agreement (the “Agreement”) with AmPro Mortgage Corporation (“AmPro”) to acquire AmPro’s prime wholesale origination division. The transaction will result in the acquisition by the Company of AmPro’s eight prime wholesale production offices and AmPro’s Phoenix, Arizona operations center, including all of the assets relating to the prime wholesale origination division in the production offices and the operations center.

As consideration for the purchase of AmPro’s prime wholesale origination division, the Company has agreed to pay AmPro an amount equal to the net book value of certain of the assets to be acquired and $400,000 for certain intellectual property rights. In addition, the Company will make payments to AmPro based on the mortgage loan production of the wholesale production offices. The Company has also agreed to assume certain identified obligations of AmPro.

The Company expects the closing of its acquisition to occur during its second 2006 fiscal quarter (which ends October 31, 2005). Although the completion of the transaction is not expected to occur until later this year and is subject to customary conditions (including the receipt by the Company of certain state licenses), the transfer of certain assets will occur on May 17, 2005. The Agreement also provides for AmPro’s continue use of the transferred assets until the closing and for the Company to provide AmPro with assistance in connection with AmPro’s secondary marketing activities. Pending the consummation of the transaction, AmPro has agreed to operate the prime wholesale origination division consistent with past practices and in a manner intended to ensure a smooth transition and integration process.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The summary of the transactions contemplated by the Agreement set forth above is qualified by its entirety by reference to such exhibit. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Asset Purchase Agreement, dated as of May 4, 2005, between United Financial Mortgage Corp. and AmPro Mortgage Corporation.

Exhibit 99.1	Press release dated May 5, 2005 to announce entry into definitive agreement with AmPro Mortgage Corporation.

Forward-Looking Information

This Current Report on Form 8-K contains, and future oral and written statements may contain, forward-looking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995 with respect to the Company’s business, financial condition, results of operations, plans, objectives and future performance. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements, including, among others, changes in demand for mortgage loans, the Company’s access to funding sources and the terms upon which it can obtain financing, assumptions underlying the value of the

Company’s retained mortgage loan-servicing rights, the impact of economic slowdowns or recessions, management’s ability to manage the Company’s growth and planned expansion, difficulties in integrating or operating newly acquired businesses, competition in the Company’s market, changes in government regulations, the Company’s ability to expand origination volume while reducing overhead, the impact of new legislation or court decisions restricting the activities of lenders or suppliers of credit in the Company’s market, other risk factors disclosed from time to time in the Company’s filings with the Securities and Exchange Commission and the inability of the Company to manage the risks associated with the foregoing as well as anticipated.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FINANCIAL MORTGAGE CORP.

By:	/s/ Steve Khoshabe
President and Chief Executive Officer

Date: May 6, 2005

INDEX TO EXHIBITS

Exhibits

Exhibit 10.1	Asset Purchase Agreement, dated as of May 4, 2005, between United Financial Mortgage Corp. and AmPro Mortgage Corporation.

Exhibit 99.1	Press release dated May 5, 2005 to announce entry into definitive agreement with AmPro Mortgage Corporation.